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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) MARCH 29, 2000


                                EARTHCARE COMPANY
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       000-24685               58-2335973
---------------------------        -------------------        ---------------
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
incorporation)                                               Identification No)



14901 Quorum Drive, Suite 200, Dallas, Texas                   75240
---------------------------------------------               --------------
(Address of principal executive offices)                      (Zip Code)


                                 (972) 858-6025
                           --------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                              ---------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events

EarthCare Company (the "Company") files this form 8-K to report the events listed below:

    Financial Results

         On April 17, 2000, the Company filed its 1999 Annual Report on Form 10-K with the Securities and Exchange Commission. Preliminary, unaudited results for the twelve-month period ending December 31, 1999 indicated revenues of approximately $42 million and a loss before taxes of approximately $17 million. The loss resulted primarily from adjustments made to accrual and reserve accounts, acquisition costs, and software development costs. Final, audited results for the twelve-month period ending December 31, 1999 indicated revenues of $41.8 million and a loss before taxes of $15.9 million. The net loss after taxes for 1999 totaled $16.4 million or $1.58 per share.

         The Company also filed three 10-Q/A Forms to restate results for the first three quarters of 1999. The 10-Q/A Forms reflected the following changes:

         (a) Part 1, Items 1 and 2 of EarthCare Company's quarterly filing on Form 10-Q for the quarterly period ended March 31, 1999 includes changes to reflect a reduction of noncurrent assets totaling $1,021,636, a reduction of current liabilities of $571,360, additional operating expenses totaling $427,032 and a loss from disposal of assets of $23,244;

         (b) Part 1, Items 1 and 2 of the Company's quarterly filing on Form 10-Q for the quarterly period ended June 30, 1999 includes changes to reflect a reduction of noncurrent assets totaling $2,540,677, a reduction of current liabilities totaling $1,283,900, additional operating expenses totaling $812,858, a loss from disposal of assets of $180,615 and a reduction in the tax provision totaling $186,972 for the three months ended June 30, 1999. Further, included are additional operating expenses totaling $1,239,890, a loss from disposal of assets of $203,859 and a reduction in the tax provision totaling $186,972 for the six months ended June 30, 1999; and

         (c) Part 1, Items 1 and 2 of EarthCare Company's quarterly filing on Form 10-Q for the quarterly period ended September 30, 1999 includes changes to reflect a reduction of current assets of $120,584, a reduction of noncurrent assets totaling $2,280,295, a reduction of current liabilities of $941,695, additional operating expenses totaling $822,696, a loss from disposal of assets of $46,961 and a reduction in the tax provision of $127,250 for the three months ended September 30, 1999. Further, included are additional operating expenses totaling $2,062,586, a loss from disposal of assets of $250,820 and a reduction in the tax provision totaling $314,222 for the nine months ended September 30, 1999.

    Chief Financial Officer Search

         The Company is in the final stages of its search for a new chief financial officer and expects to announce its selection no later than May 31, 2000. Until the selection is made, financial matters will continue to be managed by Lew Nevins, Vice president of Investor Relations, and Dan Self, Corporate Controller.

    Solid Waste Agreement

         On March 31, 2000, the Company entered into a management agreement with Liberty Waste, Inc., a solid waste company located in Tampa, Florida, which services commercial, industrial and residential customers in the Tampa area. The Company will provide management and support services to Liberty Waste.

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    Board of Directors

         On March 29, 2000, the Company announced that Earl E. DeFrates and William P. Hulligan resigned from its board of directors. On March 30, 2000, the Company announced that William M. Addy and Philip S. Siegel were appointed to its board of directors to fill the vacancies created by the resignations of Messrs. DeFrates and Hulligan. Mr. Addy is currently the Vice President of Marketing, Sales and Corporate development at the Company. Mr. Siegel is presently a venture fellow at AV Labs and the chief executive officer of a start-up company, iReturnit. Both new appointees will stand for election or ratification at the Company's 2000 annual meeting.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             EARTHCARE COMPANY
                                             (Registrant)



Date:  May 1, 2000                           By:  /s/ Harry Habits
                                             -----------------------------
                                             Harry Habits
                                             President and Chief Operating
                                               Officer




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Item 7. Financial Statements and Exhibits

(a) Financial statements of businesses acquired:
    Not Applicable

(b) Pro Forma financial information:
    Not Applicable

(c) Exhibits:


                                  EXHIBIT INDEX



EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------
  99.1                     Press Release dated April 17, 2000.

  99.2                     Press Release dated March 31, 2000.

  99.3                     Press Release dated April 3, 2000.

  99.4                     Press Release dated March 30, 2000.

  99.5                     Press Release dated March 29, 2000.

  99.6                     Press Release dated March 30, 2000.